/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



                                                                    Exhibit 10.6


                      DISTRIBUTION AND MARKETING AGREEMENT

                                     BETWEEN

                              EVERGREEN SOLAR, INC.

                                       AND

                         KAWASAKI HEAVY INDUSTRIES, LTD

                                DECEMBER 24, 1999

                                TABLE OF CONTENTS

1.    RIGHTS OF DISTRIBUTOR; EXCLUSIVITY..........................................................................1
   1.1   Appointment..............................................................................................1
   1.2   Rights of Distributor....................................................................................2
   1.3   Custom Products..........................................................................................2
   1.4   Exclusivity; Noncompetition..............................................................................3
2.    INTELLECTUAL PROPERTY.......................................................................................4
   2.1   Improvements.............................................................................................4
   2.2   Retained Rights..........................................................................................5
   2.3   Trademarks...............................................................................................6
3.    PRICING; PURCHASE ORDERS....................................................................................7
   3.1   Pricing..................................................................................................7
   3.2   Purchase Orders..........................................................................................8
   3.3   Modification of Delivery Date............................................................................8
   3.4   Cancellation of Order....................................................................................9
4.    INVOICE AND RELATED COMMERCIAL TERMS........................................................................9
   4.1   Payment Terms............................................................................................9
   4.2   Past Due Payments........................................................................................9
   4.3   Cancellation By Seller..................................................................................10
   4.4   Payment on Delayed Shipments............................................................................10
   4.5   Shipments...............................................................................................10
   4.6   Security Interest.......................................................................................10
5.    SALES AND MARKETING ACTIVITIES.............................................................................10
   5.1   Sales and Marketing Support and Technical Assistance....................................................10
   5.2   Promotional Material....................................................................................11
   5.3   Prohibited Marketing Practices..........................................................................12
   5.4   Trade Shows.............................................................................................12
   5.5   Product Recall..........................................................................................12
6.    LIMITED WARRANTY...........................................................................................13
7.    LIMITATION OF LIABILITY....................................................................................13
8.    TERM; TERMINATION..........................................................................................13
   8.1   Term....................................................................................................13
   8.2   Termination by Distributor..............................................................................14
   8.3   Termination by Seller...................................................................................14
   8.4   Continuing Obligations..................................................................................14
   8.5   Purchase of Inventory...................................................................................15
   8.6   Survival of Provisions..................................................................................15
9.    INDEMNIFICATION............................................................................................15
   9.1   Indemnification by Seller...............................................................................15
   9.2   Indemnification By Distributor..........................................................................16
   9.3   Notice of Indemnification...............................................................................16
   9.4   Assumption of Defense...................................................................................16
   9.5   Failure to Defend.......................................................................................16
   9.6   Conflicts of Interest...................................................................................16

   9.7   Settlement..............................................................................................17
   9.8   Participation...........................................................................................17
   9.9   Sole Obligations........................................................................................17
   9.10     Liability Insurance..................................................................................17
10.   CONFIDENTIAL INFORMATION...................................................................................17
   10.1     Confidential Treatment of Information................................................................17
   10.2     Disclosure of Terms of Agreement.....................................................................18
   10.3     Survival of Confidentiality Obligations..............................................................19
11.   RECORDS; REPORTS...........................................................................................19
12.   COLLABORATION..............................................................................................19
13.   GENERAL....................................................................................................19
   13.1     Compliance with Laws.................................................................................19
   13.2     Severability.........................................................................................19
   13.3     Assignment...........................................................................................20
   13.4     Governing Law........................................................................................20
   13.5     UN Convention on Contracts for the International Sale of Goods.......................................20
   13.6     Complete Agreement; Amendment........................................................................20
   13.7     Waiver...............................................................................................20
   13.8     Relationship of the Parties..........................................................................21
   13.9     Force Majeure........................................................................................21
   13.10    Notices..............................................................................................21
   13.11    Headers..............................................................................................22
   13.12    Counterparts.........................................................................................22

                      DISTRIBUTION AND MARKETING AGREEMENT

     This DISTRIBUTION AND MARKETING AGREEMENT (the "Agreement") is made as of this 24th day of December, 1999 (the "Effective Date"), by and between Evergreen Solar, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 211 Second Avenue, Waltham, Massachusetts 02451 USA ("Seller"), and Kawasaki Heavy Industries, Ltd., a corporation organized and existing under the laws of Japan having its principal office at 4-1 Hamamatsucho-2-chome, Minato-ku, Tokyo 105 Japan ("Distributor").

     1.   RIGHTS OF DISTRIBUTOR; EXCLUSIVITY
          ----------------------------------

          1.1  APPOINTMENT.

          (a) Subject to all of the terms and conditions set forth herein, Seller hereby appoints Distributor as (i) a non-exclusive distributor of PV Modules (as defined below) and Systems (as defined below) designed, developed, manufactured and sold by Seller during the Term (as defined below) of the type described on EXHIBIT A hereto, including any updates, modifications and new models designed, developed, manufactured and sold by Seller during the Term (the "Products") on a nonexclusive, worldwide basis other than in Japan (the "Nonexclusive Territory"), and (ii) subject to and in accordance with the terms and conditions of Section 1.4, an exclusive distributor of the Products in Japan, and Distributor hereby accepts such appointment. For the purposes of this Agreement, "PV Modules" shall mean a product that cannot be disconnected from the solar cell, including the frame, electrical box and/or electrical termination if integrally connected to the product, without impairing its performance. For the purposes of this Agreement, a "System" is a photovoltaic system, other than a PV Module, that can be separately installed with or assembled with a PV Module at the point of use. Without the prior written approval of the Seller, Distributor shall not otherwise provide or make available the Products or any part or copies thereof to any person or entity. Seller may, in its sole discretion, at any time and from time to time during the Term, upon thirty (30) days written notice to Distributor, update and/or modify EXHIBIT A to reflect changes in the types of Products to be made available hereunder.

          (b) Seller shall have the right to enter into agreements with third parties for the exclusive distribution of the Products in any country in the world other than Japan (each, an "Exclusivity Agreement"); provided, that Seller notifies Distributor of any such proposed agreement at least thirty (30) days prior to entering into such agreement. In the event Seller enters into an Exclusivity Agreement, Distributor agrees that upon notification of such Exclusivity Agreement, Distributor shall cease selling, marketing, distributing or otherwise providing Products in the territory covered by such Exclusivity Agreement (the "Covered Territory"); provided, however, that Distributor may conclude any open transactions, including quoted projects, which were in process prior to such notification by Seller. Notwithstanding the foregoing, Seller agrees to use reasonable commercial efforts to provide in such Exclusivity Agreements that Distributor shall be entitled to sell Products in the Covered Territory if

Distributor's sale of such Products is supported economically by the Japanese overseas aid agencies.

          1.2 RIGHTS OF DISTRIBUTOR. Distributor shall have the non-exclusive right to market, distribute and sell the Products to end-users and resellers in the Nonexclusive Territory and, subject to and in accordance with the terms and conditions of Section 1.4, the exclusive right to market, distribute and sell the Products to end-users and resellers in Japan, (a) on a stand-alone basis and
(b) in combination with (i) products, components, systems or services which are suitable to be combined and/or used with the Products as part of a complete System (each, a "KHI PV System") and for which Distributor has developed or obtained the right to use and distribute from third parties, and/or (ii) any other product, component, system or service mutually agreed upon by the parties to this Agreement (the products, components, systems and services described in subsections (i) and (ii) are collectively defined herein as the "Components"). Distributor shall be responsible for fabricating and/or procuring all Components, including, without limitation, structures, wiring, inverters, batteries and other electrical interface equipment, necessary to assemble, install, service, sell and/or maintain KHI PV Systems. At least quarterly, Distributor shall provide Seller with a list of KHI PV Systems offered for sale or in the process of development during such quarter.

          1.3  CUSTOM PRODUCTS.

               1.3.1 The parties agree that the Products to be offered for sale to Distributor hereunder are intended to be the photovoltaic modules (and, to the extent applicable, Systems) of Seller which are made generally commercially available by Seller from time to time during the Term. Seller shall, upon the reasonable request of Distributor, use reasonable commercial efforts to customize the Products (the "Custom Products") to meet the specifications of any materially strategically important end-user of Distributor, provided that Seller receives satisfactory assurances from Distributor that the volume of sales to such end-user will justify Seller's development costs for such Custom Products. Notwithstanding the foregoing, Seller also shall use reasonable commercial efforts to adapt existing Products for sale in Japan, provided that such adaptation is reasonably required in order to effect the sale of the Products in Japan in order to comply with Japanese regulations or other requirements. Such adapted Products will be deemed Custom Products for all purposes herein. To the extent the parties agree to include any such Custom Products for sale hereunder, the parties will cause EXHIBIT A to be amended to include such Custom Products as Products for sale hereunder. The terms and conditions of any such sales of Custom Products shall be as set forth herein with respect to Products unless otherwise agreed to by Seller and Distributor.

               1.3.2 No later than March 31, 2000, the parties agree to discuss, with the intent to reach agreement on, reasonable terms and conditions relating to the development of a roofing tile product for the Japanese market, including, but not limited to project scope and details, the roles of the parties and applicable funding obligations. Any such developed roofing tile products will be deemed Custom Products for all purposes herein.

          1.4  EXCLUSIVITY; NONCOMPETITION.

               1.4.1 EXCLUSIVITY TERM AND OBLIGATIONS. For a period commencing on the date of this Agreement and ending on December 31, 2001 (subject to extension as provided for below) (the "Exclusivity Term"), Distributor shall be Seller's exclusive distributor of Products in Japan (the "Exclusivity"). During the Exclusivity Term, the parties agree that (i) Seller will not knowingly supply Japanese purchasers with Products or Systems other than through sales to Distributor pursuant to the terms of this Agreement and shall not enter into joint marketing, distribution or similar agreements with Japanese distributors other than Distributor; and (ii) Seller will be Distributor's only supplier for the Japanese market of Products or any other photovoltaic modules, provided, however, that if any Product offered for sale to Distributor by Seller hereunder does not substantially meet the technical needs of Distributor's end-users after giving effect to any reasonable customization, adaptation or certification of the Products required of Distributor for sale in Japan then, Distributor may, at its option, terminate the Exclusivity with respect to such Product such that Distributor shall be entitled to obtain such Product from sources other than Seller and Seller shall be entitled to supply Japanese purchasers with such Product other than through sales to Distributor, except that Seller shall, at its sole discretion, have up to one (1) year to perform any customization, adaptation or certification of such Product necessary to cause such Product to substantially meet the technical needs of Distributor's end-users (the "Product Adaptation"), during which one-year period the Exclusivity with respect to such Product shall not terminate. In the event such Product Adaptation is successful, the Exclusivity with respect to such product shall not terminate. Except to the extent otherwise provided in Section 1.4.4, Seller agrees to notify its distributors and resellers not to sell Products in Japan during the Exclusivity Term.

               1.4.2 NONCOMPETITION.

     In addition to any other restrictions contained in this Agreement, Distributor hereby agrees as follows:

          (a) Unless otherwise agreed by the parties, during the Exclusivity Term and for a period of one year thereafter, Distributor shall not develop or manufacture any photovoltaic wafers, cells or PV Modules.

          (b) During the Exclusivity Term, Distributor shall not sell in Japan any photovoltaic wafers, cells or PV Modules that are competitive with the Products.

               1.4.3 MINIMUM SALES TARGETS. Distributor agrees to meet certain minimum sales targets during the Exclusivity Term (each a "Minimum Sales Target") as follows:

          (a) During the period from January 1, 2000 through December 31, 2001, Distributor agrees to a Minimum Sales Target of [CONFIDENTIAL TREATMENT REQUESTED]/*/ (the "Two Year Minimum Target"). In the event Distributor meets the Two Year Minimum Target, this Section 1.4, and the Exclusivity Term, shall, subject to subparagraph (b) of this Section 1.4.3, and the last sentence of this paragraph (a), continue in full force and effect for 2002 and each successive year of the Term


/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

thereafter. The parties shall in good faith negotiate with respect to the establishment of a Minimum Sales Target for each such successive calendar year during the Term, provided, however, that any such Minimum Sales Targets shall be subject to the mutual agreement of the parties. Notwithstanding any of the foregoing, neither this Section 1.4 nor the Exclusivity provided for hereunder shall continue for any year of the Term if the parties fail to agree on a Minimum Sales Target for such year.

          (b) In the event the Distributor fails to meet the Two Year Minimum Target or fails to meet the Minimum Sales Target in any successive calendar year of the Term, Seller may, in its sole discretion, terminate in its entirety this
Section 1.4, and the Exclusivity provided for hereunder. In such event, the parties agree to negotiate in good faith new terms, if any, to govern a new exclusivity arrangement between the parties, provided, however, that any such exclusivity arrangement shall be subject to the mutual agreement of the parties.

               1.4.4 In the event that any distributor of Systems (each, a "System Supplier"), whose principal business office is located outside of Japan, incorporates photovoltaic products purchased from Seller into a System that has a value separate and distinct from that of the products incorporated therein (the "OEM Products"), then, notwithstanding any provisions in this Agreement to the contrary, Seller has no obligation to prevent such System Supplier from selling such OEM Products in Japan; provided, however, that Seller will use reasonable commercial efforts to introduce such System Supplier to Distributor so that Distributor may negotiate with the System Supplier with respect to Distributor's distribution of such OEM Products in Japan.

     2.   INTELLECTUAL PROPERTY
          ---------------------

          2.1  IMPROVEMENTS.

               2.1.1 OWNED BY SELLER. Any improvements of, additions to or inventions, know-how, trade secrets or technical information relating directly or indirectly to (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ and (ii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall belong to, and shall be and become the sole and absolute property of, Seller. Distributor hereby (i) assigns to Seller all right, title and interest in and to the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements and [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements, including but not limited to all portions and work in process related thereto and all copyrights, patent rights, trade secret rights and all other intellectual property rights and goodwill in or incorporated in or related to any of the foregoing and (ii) agrees to execute, and require its employees to execute, any additional documents necessary for Seller to obtain such right, title and interest. Seller shall make the right to use and distribute the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements available to Distributor pursuant to and in accordance with the terms and conditions of this Agreement as if such [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements were Products hereunder. Seller hereby grants Distributor the perpetual, non-exclusive, worldwide, transferable right and license, in all fields of use, to use, distribute, resell, create derivative works of, license and sublicense the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements for a reasonable royalty (or similar) payment to be negotiated

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and mutually agreed upon by the parties in good faith.

               2.1.2 OWNED BY DISTRIBUTOR. Any improvements of, additions to or inventions, know-how, trade secrets or technical information relating directly or indirectly to [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall belong to, and shall be and become the sole and absolute property of, Distributor, subject to Seller's ownership of the Products and the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements. Subject to the license granted to Seller herein, Seller hereby (i) assigns to Distributor all right, title and interest in and to the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements, and [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements, including but not limited to all portions and work in process related thereto and all copyrights, patent rights, trade secret rights and all other intellectual property rights and goodwill in or incorporated in or related to any of the foregoing and (ii) agrees to execute, and require its employees to execute, any additional documents necessary for Distributor to obtain such right, title and interest. Distributor hereby grants Seller (i) the perpetual, non-exclusive, royalty-free, fully paid-up, worldwide, transferable right and license, in all fields of use, to use, distribute, resell, create derivative works of, license and sub-license any of the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements and (ii) the perpetual, non-exclusive, fully paid-up, worldwide, transferable right and license, in all fields of use, to use, distribute, resell, create derivative works of, license and sublicense any of the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements for a reasonable royalty (or similar) payment to be negotiated and mutually agreed upon by the parties in good faith, provided, however, that such license shall be royalty-free if Seller or distributors or end-users of Seller's products are substantially prevented from developing, manufacturing, selling, distributing or using Products (or similar photovoltaic products) in Japan or elsewhere as a result of Distributor's ownership of [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements and related intellectual property rights.

          2.2  RETAINED RIGHTS.

               2.2.1 Except for the rights expressly granted to Distributor by Seller pursuant to this Agreement, Seller does not grant Distributor, and Seller and its Licensors hereby expressly retain, all right title and interest in and to the Products, the [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements, the Seller Marks (as defined below) and any and all technology, patent or intellectual property rights underlying the Products and [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements. Nothing contained in this Agreement shall be construed to confer upon Distributor by implication, estoppel or otherwise as to any Products and/or [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements, technology or patent or other intellectual property rights of Seller, its Licensors or any other entity, any license or other rights not expressly granted to Distributor under this Agreement.

               2.2.2 Unless otherwise agreed to by the parties, Distributor shall not modify, reverse engineer, disassemble, or create derivative works, or apply for any patents or other rights, based on or derived from the Products and/or [CONFIDENTIAL TREATMENT REQUESTED]/*/ Improvements.

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          2.3  TRADEMARKS.

               2.3.1 Unless otherwise agreed by the parties, Distributor shall promote, market, distribute and sell the Products solely under Seller's trademarks and trade names set forth on EXHIBIT B (the "Seller Marks") without the addition of any other name or identifying mark.

               2.3.2 Seller hereby grants Distributor the non-exclusive, non-transferable right to use the Seller Marks in its advertising and promotional material; provided, however, that (i) the use of the Seller Marks in each such instance has been approved, in advance and in writing, by Seller in its sole discretion, and (ii) Distributor conspicuously indicates in each such medium that the Seller Marks are trademarks of Seller and follows Seller's trademark usage guidelines ("Trademark Guidelines") to be provided by Seller and updated by Seller from time to time. Seller shall have the right to revise the Trademark Guidelines from time to time upon thirty (30) days written notice to Distributor.

               2.3.3 The Seller Marks and the goodwill associated therewith are the exclusive property of Seller and nothing in this Agreement grants Distributor or any other person any right, title or interest therein, except for the rights expressly granted to use the Seller Marks for the period and on the terms and conditions set forth herein. All uses of the Seller Marks shall inure solely to the benefit of Seller, and Distributor shall not contest the validity of any of the Seller Marks or their associated goodwill.

               2.3.4 Distributor acknowledges and agrees that to assist Seller in maintaining the validity of the Seller Marks, it will be necessary for Distributor to maintain records of its use of Seller Marks. Accordingly, during the term of this Agreement and for a period of six (6) months following any expiration or termination of this Agreement, Distributor shall maintain records of its use of the Seller Marks. Such records shall include samples of all uses of the Seller Marks for each model of the Products in each country, as well as information regarding the first use of each of the Seller Marks in each country.

               2.3.5 Upon Seller's reasonable request, Distributor shall deliver to Seller, free of cost, samples of use of the Seller Marks for trademark registration purposes in compliance with applicable laws; provided, that Seller shall be under no obligation to obtain any such registration. Distributor shall assist Seller in the procurement and maintenance of protection, including trademark registration in Seller's name, of the Seller Marks. Upon request, Distributor shall execute registered user agreements for the Seller Marks, and shall execute any documents that may be necessary to terminate Distributor's status as a registered user of any of the Seller Marks. Any and all such trademark registrations for the Seller Marks shall be procured by and for the benefit of Seller and at Seller's expense.

               2.3.6 During the term of this Agreement, Distributor shall not adopt, use, or register, whether as a corporate name, trademark, service mark or other indicia of origin, any of the Seller Marks, or any word or mark confusingly similar to the Seller Marks, in any jurisdiction.

               2.3.7 If Distributor becomes aware that any third party is or may be infringing any of the Seller Marks, Distributor shall promptly provide written notice thereof and evidence of the infringement to Seller. Distributor shall not take any further action regarding the possible infringement of any of the Seller Marks without Distributor's prior written approval.

               2.3.8 Distributor shall promptly inform Seller of any actual or threatened litigation (a "Claim") by or against Distributor which arises out of the use of the Seller Marks. In the event of a Claim, Seller shall either (i) select an alternative non-infringing mark which is as similar as possible to the unavailable Seller Marks, and that new mark shall then be governed by the terms of this Agreement, or (ii) assume the defense of the Claim. In no event shall Seller have any liability to Distributor or any third party for any use of the Seller Marks prior to the date of the Claim.

               2.3.9 Upon termination of this Agreement for any reason, Distributor will immediately cease all use of the Seller Marks and, at Seller's election, destroy or deliver to Seller all materials in Distributor's control or possession which bear the Seller Marks.

     3.   PRICING; PURCHASE ORDERS.

          3.1  PRICING.

               3.1.1 Routine purchases made by Distributor by Order from time to time on an as needed basis (the "Standard Purchases") shall be sold by Seller to Distributor at [CONFIDENTIAL TREATMENT REQUESTED]/*/. Purchases by Distributor which are confirmed, committed and scheduled more than [CONFIDENTIAL TREATMENT REQUESTED]/*/ ahead of delivery schedule (the "Contract Purchases") shall be sold by Seller to Distributor at [CONFIDENTIAL TREATMENT REQUESTED]/*/. The parties agree to discuss special pricing, on a case-by-case basis, for introductory Products and strategic end-users or projects. Subject to compliance with the foregoing, Distributor agrees and acknowledges that Seller may in its sole discretion change the prices it charges to its customers, including the Distributor, at any time and from time to time, upon thirty (30) days prior notice to Distributor.

               3.1.2 All prices are F.O.B. the Seller's factory. Distributor shall be responsible for obtaining insurance in transit coverage and any charges associated therewith.

               3.1.3 In addition to the prices stated herein, the Distributor shall be responsible for and shall bear the cost of all freight charges, export duties, import duties, licenses, fees and taxes.

               3.1.4 Prices for all Products are exclusive of all federal, state and local excise, sales, use and similar taxes. Consequently, in addition to the price specified, the amount of any present or future excise, sales, use, personal property or other similar taxes applicable to


/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the sale or use of any Product sold hereunder shall be paid by the Distributor and shall be additional items on any applicable invoice.

               3.1.5 Distributor shall set the price at which the Products are resold by Distributor to the Distributor's end-users and resellers.

          3.2  PURCHASE ORDERS.

               3.2.1 Shipment of Products from Seller to Distributor shall be made only against written orders issued by the Distributor ("Orders").

               3.2.2 Any Order, unless otherwise negotiated and confirmed in writing by the Distributor and the Seller, shall be considered an Order under this Agreement and not as a separate agreement or separate purchase order. In the event of any conflict between the terms of an Order and this Agreement, this Agreement shall take precedence, unless otherwise expressly agreed by the parties in writing.

               3.2.3 Unless Distributor identifies a firm delivery date in the Order, Seller shall schedule the delivery date on a "first-in-first-out" basis based on the date and time the Order is received. Each Order shall specify the exact number of units to be delivered.

               3.2.4 Products shall be shipped using Seller's standard packaging methods, materials and shipment services. Notwithstanding the foregoing, Seller will use commercially reasonable efforts to offer Distributor such reasonable packaging methods, materials and shipment services as Distributor reasonably requests. Distributor will assist Seller in developing bulk packaging and shipping methods, and with repackaging as needed in Japan, in order to reduce packaging costs by minimizing packaging material and waste.

          3.3  MODIFICATION OF DELIVERY DATE.

               3.3.1 The Distributor shall have the right upon prior written notice to the Seller to reschedule a delivery date specified in any Order issued, but such rescheduling shall be permitted only in accordance with the following schedule:

       Amount of Notice                  Permitted Rescheduling
       ----------------                  ----------------------

       Less than 45 days                 no rescheduling shall be permitted.

        45 to 90 days                    up to one-half of the units specified in such Order
                                         may be rescheduled for delivery at a date not more
                                         than sixty (60) days after the originally scheduled
                                         delivery date.

      More than 90 days                  up to 100% of the units specified in such Order may
                                         be rescheduled for delivery at any time.

               3.3.2 Anything else in this Section 3.3 to the contrary notwithstanding, the Distributor shall not have the right to schedule or reschedule delivery to a date beyond the termination date of this Agreement specified in Section 8 of this Agreement.

          3.4  CANCELLATION OF ORDER.

               3.4.1 Prior to shipment, except for Orders for Custom Products, the Distributor shall have the right to cancel an Order upon written notice to the Seller accompanied by the payment to the Seller of a cancellation charge calculated as follows (subject to Section 3.4.3 with respect to Orders for Custom Products):

   AMOUNT OF NOTICE          CANCELLATION CHARGE

   More than 90 days         none

     61 to 90 days           10% of the purchase price of each cancelled unit.

     31 to 60 days           20% of the purchase price of each cancelled unit.

     15 to 30 days           50% of the purchase price of each cancelled unit.

   Less than 15 days         100% of the purchase price of each cancelled unit.

               3.4.2 In the event the Distributor cancels an Order which was previously rescheduled in accordance with Section 3.3 of this Agreement, the original delivery date will apply for purposes of calculating the cancellation charges under this Section 3.4.

               3.4.3 Prior to shipment, the Distributor shall have the right to cancel an Order for Custom Products upon written notice to Seller accompanied by payment for the portion of the Order manufactured and in the process of manufacture plus payment in accordance with the schedule set forth in Section
3.4.1 for all remaining units not yet manufactured.

     4.   INVOICE AND RELATED COMMERCIAL TERMS.

          4.1 PAYMENT TERMS. Payment to the Seller shall be made [CONFIDENTIAL TREATMENT REQUESTED]/*/. The Distributor shall be entitled to a [CONFIDENTIAL TREATMENT REQUESTED]/*/ discount from the invoice price of the Products if payment in full is made within [CONFIDENTIAL TREATMENT REQUESTED]/*/ days after date of invoice.

          4.2 PAST DUE PAYMENTS. All payments are to be made in full, on the due date, in United States currency to the Seller at its address as shown on the first page of this Agreement and with interest at the rate of [CONFIDENTIAL TREATMENT REQUESTED]/*/ on any overdue payments. In case any payment shall not be paid when due, all sums owing under this Agreement or any other agreements or dealings between the Distributor and the Seller shall, at

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the option of the Seller, at once become due irrespective of the terms of sale, and the Seller may defer shipment under this Agreement and any other agreements between the Distributor and the Seller until such sums shall have been paid.

          4.3 CANCELLATION BY SELLER. If, in the sole judgment of the Seller, the financial condition of the Distributor at any time does not justify continuation of production or delivery on the terms of payment specified herein, the Seller may require full or partial payment in advance, and, in addition, in the event any proceeding is brought by or against the Distributor under any bankruptcy or insolvency laws, the Seller shall be entitled to cancel any Orders then outstanding.

          4.4 PAYMENT ON DELAYED SHIPMENTS. If the Distributor is prevented by government regulations from transferring funds to the United States, the Seller shall have the right (in addition, without limitation, to its right to terminate this Agreement for the failure to receive payment as required herein) to require the Distributor to deposit the blocked funds due the Seller in any bank designated by the Seller to which such blocked funds may be legally paid and for the account of the Seller. The Distributor shall, at Distributor's sole cost and expense, institute and complete whatever proceedings may be necessary in order to obtain approval of the payment of such purchase price in United States currency from all government authorities blocking such payment.

          4.5 SHIPMENTS. Each shipment shall be considered a separate and independent transaction, and payment therefor shall be made accordingly. If shipments are delayed by the Distributor, the date of payment shall be calculated from the date upon which the Seller was prepared to make shipment. Products held for the Distributor shall be at the risk and expense of the Distributor.

          4.6 SECURITY INTEREST. Seller retains a security interest in each Product shipped pending receipt of full payment therefor.

     5.   SALES AND MARKETING ACTIVITIES.

          5.1  SALES AND MARKETING SUPPORT AND TECHNICAL ASSISTANCE.

               5.1.1 It is the parties' intention to collaborate on sales and technical training and, in connection with this collaboration, the parties currently intend the following:

          (a) Seller shall furnish to Distributor reasonable sales and marketing support and technical assistance with respect to the use and installation of the Products, including the operation, maintenance and service thereof and "work-around" solutions to customer problems;

          (b) Distributor shall send a reasonable number of Distributor's employees to the Seller's facilities, at reasonable times and upon reasonable notice to Seller, to collaborate on technical and sales training; and

          (c) Seller shall send a reasonable number of Seller's sales and engineering employees to Distributor's facilities in Japan, at reasonable times and upon reasonable notice to Distributor, to collaborate on technical and sales training.

               5.1.2 During the Exclusivity Term, Distributor shall spend a minimum of [CONFIDENTIAL TREATMENT REQUESTED]/*/ related to the KHI PV Systems and Products.

               5.1.3 During the Exclusivity Term, Distributor shall assign a minimum of [CONFIDENTIAL TREATMENT REQUESTED]/*/ to promote, sell and support the Products and KHI PV Systems including at least [CONFIDENTIAL TREATMENT REQUESTED]/*/ to collaborate on technical development.

               5.1.4 The parties agree that (i) Distributor will provide Seller reasonable access, without charge, to data, drawings and analyses relating to the performance of the KHI PV Systems, (ii) Seller will provide Distributor with reasonable access, without charge, to data, drawings and analyses relating to the performance of the Products and (iii) the parties will provide each other reasonable access, without charge, to the results of commercially available market research studies relating to photovoltaic markets, products and competition, subject to restrictions on such studies imposed by the providers of such studies. The parties agree to facilitate reasonable visits and tours and consultations with each other's personnel from time to time, at mutually convenient and reasonable times, to facilitate the sharing of information regarding photovoltaic markets, customer needs and industry trends and for the purpose of acquiring information necessary for the marketing of the Products. To the extent practicable, Distributor agrees to provide Seller, upon Seller's reasonable request from time to time, with evaluations and analyses of the performance of products competitive with the Products and KHI PV Systems.

               5.1.5 The parties shall keep each other informed regarding conditions in the Nonexclusive Territory and in Japan relevant to the sale of the Products and the KHI PV Systems, including pricing plans, market trends, competing products, rules and regulations affecting sale or use of the Products and the KHI PV Systems, certification and quality standards and all extraordinary events relating to the Products and the KHI PV Systems. The parties agree to meet twice a year to discuss their respective businesses and the photovoltaics market.

               5.1.6 Distributor shall provide Seller with Distributor's quarterly sales plans which shall include Distributor's good faith estimates of its product sales volume and mix projections for each such quarter and monthly updates which address Distributor's progress in achieving said plans.

               5.1.7 Each party shall be responsible for its own travel, lodging, and related expenses incurred pursuant to this Section 5.1.

          5.2 PROMOTIONAL MATERIAL. Each party shall be entitled to use and distribute marketing materials, including any marketing literature, designs, raw materials, photos and

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

drawings, developed by the other without usage fees (the "Marketing Materials") and shall make available to the other party reasonable quantities of its Marketing Materials for use in the promotion and sale of the Products and KHI PV Systems. Each party shall be responsible for and shall pay for its own design, production costs, professional fees and placement fees for its own marketing literature, advertising and all printed and other promotional materials and efforts. Except as otherwise specifically permitted herein, neither party shall use the other party's name or trademarks, or publish any information relating to such other party in its literature, advertising or other promotions, or in any other market communications, including public relations materials, joint press releases and announcements, without the prior written consent of such other party.

          5.3  PROHIBITED MARKETING PRACTICES.

               5.3.1 Each party agrees that it shall not engage in deceptive, misleading or unethical trade practices that are or might be detrimental to the other party.

               5.3.2 Each party agrees that it shall not make any false or misleading representations with regard to the other Party or its products.

               5.3.3 Each party agrees that it shall not publish or utilize or cooperate in the publication or utilization of any misleading or deceptive advertising or marketing material that relates in any way to the other party or its products.

               5.3.4 Distributor agrees that it shall not make any warranty or representation to anyone that would give the recipient thereof any claim or right of action against Seller or that is inconsistent with Seller's warranties hereunder.

               5.3.5 Distributor agrees that it shall not represent to any third party that the Products are different from any products marketed directly by Seller or by Seller's other distributors, or that Distributor is the sole distributor of the Products (except to the extent consistent with Section 1.4).

               5.4 TRADE SHOWS . Without limiting the generality of any other provision of this Agreement, Distributor shall pay for the design of trade shows in Japan. Seller shall make available to Distributor booth designs (but not physical materials) for use at such trade shows and shall make available certain of Seller's staff equivalent to a maximum of ten man-days per year for supporting Japanese trade shows.

               5.5 PRODUCT RECALL. Distributor agrees to keep (and make reasonably available for Seller's use and copying) for five years after termination of this Agreement (or longer if required by applicable law) records of all sales of Products and KHI PV Systems and identifying information regarding end-users and resellers sufficient to adequately administer a recall of any Product and to cooperate fully in any decision by Seller to recall, retrieve and/or replace any Product.

     6.   LIMITED WARRANTY.

Seller's standard limited warranty, a copy of which is attached hereto as EXHIBIT C (the "Limited Warranty") shall apply to all sales of Products under this Agreement. This limited warranty may be modified from time to time in Seller's sole and absolute discretion. Seller will use reasonable commercial efforts to review the Limited Warranty to determine whether it is necessary to modify the Limited Warranty to maintain reasonable competitiveness and in the Japanese market.

THE FOREGOING LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR CONDITION OF NONINFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. EXCEPT AS SET FORTH IN EXHIBIT D, THE PRODUCTS ARE BEING SOLD "AS IS".

     7.   LIMITATION OF LIABILITY.

EXCEPT FOR LIABILITY UNDER SECTION 9, IN NO CASE SHALL SELLER BE LIABLE TO DISTRIBUTOR OR ANY OF DISTRIBUTOR'S END USERS OR RESELLERS FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), HOWEVER CAUSED, WHETHER OR NOT FORESEEABLE AND WHETHER BASED ON CONTRACT OR TORT, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, EVEN IF SELLER OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH SELLER MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO SELLER BY DISTRIBUTOR FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE.

     8.   TERM; TERMINATION.

          8.1 TERM. This Agreement shall be effective on the Effective Date and shall continue in effect for five years from the Effective Date unless earlier terminated in accordance with the provisions of this Section (the "Term"). The Term shall renew, unless earlier terminated pursuant to this Section 8, for successive one year periods, subject to termination in any year (i) pursuant to this Section 8 or (ii) if either party no later than thirty (30) days prior to the expiration of the Term notifies the other of its intent not to renew the Agreement. The terms and conditions of this Agreement shall continue to apply to any Order until final delivery is made even if such delivery is made after this Agreement terminates or expires.

          8.2 TERMINATION BY DISTRIBUTOR. Distributor may terminate this Agreement immediately, if:

               (a) Seller fails to perform or comply with any provision of this Agreement for thirty (30) days after written notice of such failure has been provided by Distributor to Seller; or

               (b) Any receiver of any property of Seller shall have been appointed; Seller shall have made an assignment for the benefit of creditors; Seller shall have made any assignment or have had an involuntary order made against it under the Bankruptcy Reform Act of 1978, as amended from time to time; Seller shall have become bankrupt or insolvent and distributor shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any action whatever, legislative or otherwise, shall have been taken with a view to the winding-up, dissolution or liquidation of Seller.

          8.3 TERMINATION BY SELLER. Seller may terminate this Agreement immediately if:

               (a)  Distributor fails to:

                    (i) pay invoices submitted by Seller within the time specified herein for thirty (30) days after written notice of such failure has been provided by Seller to Distributor, or

                    (ii) perform or comply with any provision of this Agreement for thirty (30) days after written notice of such failure has been provided by Seller to Distributor;

               or

               (b) Any receiver of any property of Distributor shall have been appointed; Distributor shall have made an assignment for the benefit of creditors; Distributor shall have made any assignment or have had an involuntary order made against it under the (U.S.) Bankruptcy Reform Act of 1978, as amended from time to time; Distributor shall have become bankrupt or insolvent and distributor shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any action whatever, legislative or otherwise, shall have been taken with a view to the winding-up, dissolution or liquidation of Distributor.

          8.4  CONTINUING OBLIGATIONS.

               8.4.1 In the event of termination of this Agreement, Seller shall perform in accordance with their terms and the terms of this Agreement, any open Orders for Products to the extent such Orders have not been terminated and Distributor shall make payment for such

Products in accordance with Section 4; provided, however, that in the event Seller terminates this Agreement in accordance with Section 8.3(b), Seller shall be excused from performing any or all open Orders in its sole discretion.

               8.4.2 In the event of the termination of this Agreement for any reason, all rights and interests granted to Distributor by Seller under the terms of this Agreement shall immediately revert to Seller and each party shall, within thirty (30) days after said termination, return to the other party, at the other party's expense, all written documents of the other party of whatever kind, including, without limitation, drawings, performance analyses, data, designs and copies of any kind made thereof by anybody, relating to the Products or the sale, distribution, combination or installation thereof. Each party agrees that, in the event of such termination, it will immediately discontinue and no longer use in any manner whatsoever any of the other party's documents or Proprietary Information (as hereinafter defined) received hereunder relating to the Products and that it will immediately discontinue the use and sale of the Products.

          8.5 PURCHASE OF INVENTORY. Upon the expiration or termination of this Agreement, Seller shall have the right to repurchase any Products in the possession of Distributor at the Seller's sales price for such Products in effect on the date of repurchase.

          8.6 SURVIVAL OF PROVISIONS. The following provisions shall survive the termination of this Agreement for whatever reason: Sections 2.1, 2.2, 2.3.4, 2.3.9, 5.3, 5.5, 6, 7, 8, 9, 10, 11 and 13. To the extent that Seller, after the termination or expiration of this Agreement, fills open Orders placed prior to the termination or expiration of this Agreement, Sections 3 and 4 shall survive until such Orders have been shipped and Seller has received payment therefor.

     9.   INDEMNIFICATION.

          9.1 INDEMNIFICATION BY SELLER. Seller shall at all times during the term of this Agreement and thereafter, defend, indemnify and hold harmless Distributor and its directors, officers, employees and affiliates, from and against all losses, liability and expenses (including, without limitation, reasonable attorneys' fees) from (i) products liabilities claims by third parties arising out of the use of the Products by such third parties and (ii) any claim that the exercise of any of the rights granted in this Agreement infringes any third-party Japanese patent or Japanese trademark under the laws of Japan. The foregoing obligation of the Seller does not apply, and Seller shall have no liability to Distributor under this Section, for any claim arising out of (a) the modification of a Product or Products by anyone other than Seller or a party acting with express authority on Seller's behalf, to the extent that the claim would have been avoided absent such modification, (b) the combination of a Product or Products with other products, components, systems or parts to the extent that the claim would have been avoided absent such combination, or
(c) the sale or use of a Product or Products in a manner not contemplated by this Agreement. In the event any Product becomes, or in Seller's reasonable opinion is likely to become, the subject of a claim of infringement of any patent, trade secret, or other proprietary right of any third party, Seller may in its sole discretion and at its option, in addition to any other remedies available to Seller hereunder, (i) if Distributor does not or is not entitled to seek indemnification pursuant to this Section, by written notice to Distributor, assume control of the defense and/or settlement of such claim using counsel of its choice at Seller's expense, and/or (ii) either secure for Distributor the right to continue using the Product, replace or modify the Product or to make it non-infringing without impairment of function, or, if neither of the foregoing alternatives is reasonably available to Seller, terminate Distributor's rights under this Agreement immediately upon written notice, but only to the extent necessary to avoid the infringement. In no event shall anything in this Section 9 limit Seller's ability to join in a lawsuit, action or other claim that directly or indirectly involves Seller's Products.

          9.2 INDEMNIFICATION BY DISTRIBUTOR. Distributor shall at all times during the term of this Agreement and thereafter, defend, indemnify and hold harmless Seller and its directors, officers, employees and affiliates, from and against all losses, liabilities and expenses of any kind whatsoever (including, without limitation, reasonable attorneys' fees) arising out of (i) the manufacture, installation, marketing, distribution, use, sale and/or maintenance of the KHI PV Systems, (ii) the alleged breach of any obligations of Distributor hereunder and (iii) any claim due to actions or omissions by the Distributor.

          9.3 NOTICE OF INDEMNIFICATION. A party seeking indemnification pursuant to this Section 9 (an "Indemnified Party") from or against the assertion of any claim by a third person (a "Third Person Assertion") shall give prompt notice to the party from whom indemnification is sought (the `Indemnifying Party"); provided, however, that failure to give prompt notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

          9.4 ASSUMPTION OF DEFENSE. Within ten (10) business days of receipt of notice from the Indemnified Party pursuant to Section 9.3 hereof, the Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel of its choice.

          9.5 FAILURE TO DEFEND. If the Indemnifying Party (a) does not assume the defense of any Third Person Assertion in accordance with Section 9.4 hereof; or (b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion, then, upon ten (10) days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Party Assertion. In such event, the Indemnified Party shall be entitled under this Section 9 as part of its damages to indemnification for the costs of such defense.

          9.6 CONFLICTS OF INTEREST. If the Indemnifying Party has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnified Party and the Indemnifying Party would present a conflict of interest, then the Indemnified Party may select its own counsel to represent the Indemnified Party in the defense of the matter and the costs of such defense shall be borne by the Indemnifying Party. The Indemnifying Party shall be entitled to continue to handle its own representation in such matter through its own counsel.

          9.7 SETTLEMENT. The party controlling the defense of a Third Person Assertion shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other party.

          9.8 PARTICIPATION. The Indemnifying Party and the Indemnified Party shall cooperate, in the defense or prosecution of any Third Person Assertion. The Indemnified Party shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

          9.9 SOLE OBLIGATIONS. The sole and exclusive obligations of the Indemnifying Party to the Indemnified Party for claims of intellectual property infringement addressed by this Section 9 shall be limited to the obligations set forth in this Section 9 and the Indemnified Party shall not be entitled to any other forms of compensation.

          9.10 LIABILITY INSURANCE. Each party shall obtain and carry in full force and effect commercial, general liability insurance, including product liability insurance and errors and omissions insurance, which shall be adequate to protect itself and the other party with respect to events covered by Sections
9.1 and 9.2 above. Such insurance shall be written by a reputable insurance company, shall list such other party as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty
(30) days written notice to be given to such other party prior to any cancellation or material change thereof. Without limiting the first sentence of this Section, the limits of such insurance shall not be less than: One Million Dollars ($1,000,00) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for personal injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. Each party shall provide the other party with certificates of insurance evidencing the same.

     10.  CONFIDENTIAL INFORMATION.

          10.1 CONFIDENTIAL TREATMENT OF INFORMATION. Except as otherwise specifically authorized by this Section 10 or elsewhere in this Agreement, each of Seller and Distributor (including their affiliates) agrees (i) to retain in strict confidence any proprietary and/or confidential information, which may relate to the products, technology, trade secrets, know-how, and other valuable business or technical information (the "Proprietary Information") of the other party, whether disclosed prior to or after the date hereof, (ii) to use such Proprietary Information solely in furtherance of its rights and obligations under this Agreement, (iii) not to disclose such Proprietary Information to any third persons, other than those of its affiliates, employees, agents or consultants with a bona fide need to know; provided, that, (A) it imposes all of its respective obligations under this Agreement on such affiliates, employees, agents and consultants and (B) with respect to affiliates, agent and consultants, provides notice to the other party that includes a description of the Proprietary Information being disclosed and to whom it is being disclosed
(iv) to use its best efforts to cause such affiliates, employees, agents or consultants not to disclose to any third persons such Proprietary Information without the prior written approval in writing of a duly authorized officer of the other party, and
(v) to use its best efforts to cause its affiliates, employees, agents or consultants to retain such Proprietary Information in strict confidence, unless in any such case one or more of the following conditions exist:

          (a) Such Proprietary Information has been previously published and is a matter of public record or otherwise in (or becomes available in) the public domain through no fault of the party receiving such Proprietary Information;

          (b) Such Proprietary Information has been previously known to the party receiving such Proprietary Information and such recipient can prove this fact by documents dated prior to the date of disclosure of such Proprietary Information to the recipient by the other party hereunder;

          (c) Such Proprietary Information shall hereafter become known to the recipient by its own independent development or from a source other than the other party (through no violation of any confidentiality agreement or obligation between such other party and any other person); or

          (d) Such Proprietary Information is required by law to be disclosed, whether pursuant to the statutes, rules and regulations of the United States Securities and Exchange Commission (the "SEC") or any other foreign, federal or state governmental agency or administrative body (provided, however, that the party receiving such Proprietary Information shall use its best efforts to obtain confidential treatment of such Proprietary Information by the SEC or other relevant authority in connection with such disclosure).

          Without limiting any of the foregoing, the parties agree that (i) all Proprietary Information divulged by a party shall remain the property of the divulging property, (ii) neither party will use any Proprietary Information of the other party for purposes of developing competitive strategies or otherwise competing with the other party, (iii) each party shall guard the Proprietary Information against disclosure to others with at least the same degree of care with which such party guards its own proprietary information, but in no event with less than reasonable care. Upon written request, and at the divulging party's option, all Proprietary Information, and any copies thereof, shall be destroyed or promptly returned to the divulging party.

          10.2 DISCLOSURE OF TERMS OF AGREEMENT. Except as may be required by law or regulation, or in response to a valid subpoena, or as required to be disclosed by Seller or Distributor in connection with its filings with any governmental authorities, including, without limitation, the SEC or any similar governmental body of any foreign jurisdiction (provided, however, that the party shall use its best efforts to obtain confidential treatment of such Proprietary Information by the SEC or other relevant authority in connection with such disclosure), neither party hereto shall disclose the terms of this Agreement without the prior written consent of the other party hereto.

          10.3 SURVIVAL OF CONFIDENTIALITY OBLIGATIONS. The confidentiality obligations of the parties pursuant to this Section 10 shall remain binding on both parties during the term of this Agreement and for a period of five (5) years after the termination or expiration of this Agreement, regardless of the cause of such termination. The parties acknowledge that any breach of this
Section 10 will constitute irreparable harm, and that the non-breaching party shall be entitled to specific performance or injunctive relief to enforce this
Section 10 in addition to whatever remedies such party may otherwise be entitled to at law or in equity.

     11. RECORDS; REPORTS. Distributor agrees to maintain adequate records relating to all transactions involving the Products and KHI PV Systems during the term of this Agreement and for a period of five (5) years after its termination or expiration. Seller shall be entitled from time to time to audit and examine the records maintained by Distributor in connection with the transactions contemplated by this Agreement and to determine compliance with the terms and conditions herein at Distributor's principal executive offices, during customary business hours and upon reasonable notice. Prior to such audit, the auditor shall execute a confidentiality agreement acceptable to Distributor that protects the proprietary and confidential information of Distributor. The cost of any such audit shall be borne by Seller.

     12. COLLABORATION. The parties agree to discuss, no later than the third year of the Term, the possibility of collaborating on manufacturing operations, subject to sole discretion of both parties in all respects.

     13.  GENERAL.

          13.1 COMPLIANCE WITH LAWS. Each party hereto shall comply with all applicable laws, regulations, orders, decrees, rulings and judgments, including foreign and/or local export laws and regulations. Distributor understands and acknowledges that Seller is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Seller to provide the Products or documentation or any media in which any Product is contained, as well as any training or technical assistance in connection therewith, shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the (U.S.) Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration.

          13.2 SEVERABILITY. If any provision herein shall be held to be invalid or unenforceable for any reason, such provision shall, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect; provided, that the ability of neither party to obtain substantially the bargained-for performance of the other shall have been thereby impaired. In such event, the parties shall use their best efforts to replace such provision with a provision which, to the extent permitted by applicable law, achieves the purposes intended by the invalid or unenforceable provision. Any deviation by either party from the terms of the provisions of this Agreement required to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

          13.3 ASSIGNMENT. This Agreement and any duties, obligations or rights hereunder shall be binding upon and shall inure to the benefit of successors and permitted assigns of the parties hereto. Neither party may assign or transfer this Agreement, or any rights, duties or obligations hereunder, without the prior written consent of the other party.

                  13.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. Each party irrevocably submits to the jurisdiction of any state or federal trial court of competent subject matter jurisdiction in the Commonwealth of Massachusetts for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated by this Agreement (and agrees not to commence any action, suit or proceeding relating to this Agreement or any such transaction, except in those courts). Each party further agrees that service of any process, summons, notice or document in accordance with Section 13.10 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement in any state or federal trial court of competent jurisdiction in the Commonwealth of Massachusetts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such action, suit or proceeding brought in any such court that such action, suit or proceeding has been brought in an inconvenient forum.

          13.5 UN CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. The United Nations Convention on Contracts for the International Sale of Goods, shall not apply to this Agreement or any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement.

          13.6 COMPLETE AGREEMENT; AMENDMENT. This Agreement, as implemented by the Orders, is intended to be the sole and complete statement of the obligations of the parties hereto and supersedes all prior oral and written and all contemporaneous oral understandings, negotiations, commitments and proposals of the parties. Any amendments hereto must be made in writing and signed by both parties. Without limiting the foregoing, Section 10 hereof supersedes the Confidentiality Agreement executed on February 4, 1998 between the parties hereto.

          13.7 WAIVER. No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. A valid waiver of any provision of this Agreement with respect to a particular situation or event shall not constitute a waiver of such provision with respect to other situations or events.

          13.8 RELATIONSHIP OF THE PARTIES. The relationship between Seller and Distributor shall be that of vendor and purchaser; neither party hereto, its agents and employees, shall under no circumstances be deemed agents or representatives of the other party hereto and neither party hereto shall have any right to enter into any contracts or commitments in the name or on behalf of the other party hereto or to bind the other party hereto in any respect whatsoever.

          13.9 FORCE MAJEURE. Neither party shall be held responsible for any delay or failure in performance hereunder caused in whole or in part by fires, strikes, floods, embargoes, labor disputes, delays or failures of subcontractors, acts of sabotage, riots, accidents, delays of carriers or suppliers, voluntary or mandatory compliance with any governmental act, regulation or request, acts of God or by public enemy, acts or omissions of other causes beyond such party's control or without the fault or negligence of such party; provided, however, that the non-performing party uses reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch when such causes are removed. In the event of a force majeure situation, Seller may allocate its available Products among its distributors and customers in the manner it, in its sole discretion, deems appropriate

          13.10 NOTICES. All notices, consents and other communications between the parties shall be in writing and shall be sent to the following addresses (or to such other address as may be provided to the other party in accordance with this section) by (a) first class mail, certified or registered, return receipt requested, postage prepaid, (b) electronic facsimile transmission or electronic mail transmission, (c) overnight courier service or (d) messenger, and shall be deemed given on the third business day following transmission by mail or the first business day following delivery by messenger, via overnight courier service, via electronic facsimile transmission or via electronic mail transmission.

          If to Seller:

               Evergreen Solar, Inc.
               211 Second Avenue
               Waltham, Massachusetts  02451
               Attn: President
               Tel: +1 (781) 890-7117
               Fax: +1 (781) 890-7141

          If to Distributor:

               Kawasaki Heavy Industries, Ltd.
               4-1 Hamamatsucho 2-chome
               Minato-ku, Tokyo 105, Japan

               Attn: Takeshi Suzaki, Senior Manager, Project Unit
                     Steel Structure & Industrial Equipment Division
               Tel: +81 3 3435 2923
               Fax: +81 3 3578 1573

          13.11 HEADERS. Headers used in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any provision hereof.

          13.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   [REMAINDER OF PAGE INTENTIALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Distribution and Marketing Agreement to be executed by their duly authorized representatives as of the date first above written.


EVERGREEN SOLAR, INC.                       KAWASAKI HEAVY INDUSTRIES, LTD.


By:         Evergreen Solar, Inc.           By: Kawasaki Heavy Industries, Ltd.
    --------------------------------            --------------------------------

Name: /s/ Mark A. Farber                    Name: /s/ Kazuo Mizuno
      ------------------------------              ------------------------------

Title:    President                         Title: Director and General Manager,
       -----------------------------               -----------------------------
                                            Steel Structure & Industrial
                                            ------------------------------------
                                            Equipment Division
                                            ------------------------------------

                                    EXHIBIT A

                                    PRODUCTS

1. 36-cell aluminum-framed modules, as well as frameless versions: E-25, E-28, E-30, E-32, E-34, E-36

2. 72-cell aluminum-framed modules, as well as frameless versions: E-50, E-56, E-60, E-64, E-68, E-72

3.   AC Modules: Eversun ES-112, ES-240

                                    EXHIBIT B

                                  Seller Marks


               [Graphical Depiction of Evergreen Solar Trademarks]


                              Trademark Guidelines

         C.1 The Evergreen Solar Trademarks identified above are valuable property of Evergreen Solar and are appropriate tools to enable customers to identify genuine products licensed by Evergreen Solar. Consistent use of the Evergreen Solar Trademarks is essential to protect customers and Evergreen Solar.

         C.2 Distributor must leave trademark notices intact on Products purchased from and in accompanying documentation and on each piece of advertising or promotional materials received from Evergreen Solar. In addition, Distributor must include trademark notices in its own documentation, advertising, and promotional materials for Evergreen Solar Products or for Distributor systems that incorporate such Products.

         C.3 Unregistered Evergreen Solar Trademarks should be followed by the "TM" symbol on at least one prominent appearance of the mark on packaging. Alternative, the following notice should appear on packaging: [Identify marks] are trademarks of Evergreen Solar.

         C.4 Registered Evergreen Solar Trademarks must appear with the circled "R" ("(R)") symbol at the upper right corner of the trademark.

         C.5 Except as otherwise provided in this Agreement, the Evergreen Solar Trademarks licensed hereunder may not be used on a product or in connection with a service, or in a business name, of another company unless prior written permission has been granted by Evergreen Solar. No variations, compounds, or imitations of the Evergreen Solar Trademarks may be used in company or product or service names.

         C.6 Evergreen Solar Trademarks that are in the form of a word must always be used either as a symbol standing alone or as an adjective describing a noun, with the noun being the generic name of the Licensed Product to which the trademark is applied.

         C.7 The Evergreen Solar Trademarks must not be altered or modified in any way. The Evergreen Solar Trademarks may be used in black and white, the exact color scheme specified by Evergreen Solar, or in a variety of color treatments as approved in writing by Evergreen Solar.

         C.8 In addition to these Guidelines, Evergreen Solar will provide to Distributor from time to time as permitted by the terms of this Agreement additional instructions which Distributor must follow in its use of the Evergreen Solar Trademarks licensed pursuant to the terms of this Agreement.

         C.9 When it is inappropriate to use the full company name ("Evergreen Solar, Inc."), the company can be referred to as "Evergreen Solar", or, when multiple uses in one document suggest a further shortening, "Evergreen", but other company name abbreviations should not be used.

                                    EXHIBIT C

                                Limited Warranty

Evergreen Solar warrants E-series photovoltaic modules to be free from defects in materials and workmanship under normal installation, application, and use for one (1) year from the date of sale to the original consumer purchaser. Evergreen Solar will, at its option, repair or replace the product, or refund the purchase price, if the product becomes inoperable due to a defect in material or workmanship during the warranty period. Evergreen Solar further warrants for a period of ten (10) years from the date of sale to the original consumer purchaser that the power rating at Standard Test Conditions will remain at 90% or greater of Evergreen Solar's power rating specified on the label. Evergreen Solar will, at its option, repair or replace the product, refund the purchase price, or provide the purchaser with additional modules to make up lost power, provided that such degradation is determined to be due to defects in materials and workmanship under normal installation, application, and use.

Evergreen Solar is not responsible for any incidental or consequential damages arising from the use or loss of use of the product. Evergreen Solar's maximum liability under any warranty is limited to the purchase price of the product.

For a warranty claim, contact your Evergreen Solar dealer or Evergreen Solar directly about appropriate procedures. This warranty does not cover transportation costs associated with the return of product or costs of installation, removal, or reinstallation.